UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2011

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On September 20, 2011, our collaborator, Janssen Pharmaceutica N.V., obtained approval from the European Commission for telaprevir for the treatment of treatment-naïve and treatment-experienced patients with genotype 1 chronic hepatitis C virus infection. Telaprevir is approved for use in the European Union in adults in combination with pegylated-interferon and ribavirin.

Janssen is responsible for the commercialization of telaprevir in its territories, including Europe, Latin America, the Middle East, Africa, India, Australia and New Zealand, where it plans to market telaprevir using the commercial name INCIVO®.   We retain the exclusive right to commercialize telaprevir in North America and will receive royalties on Janssen’s net sales of telaprevir in its territories.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: September 20, 2011	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and Chief Legal Officer